Exhibit 99.1

Corporate update July 2015 Delivering pain relief with peace of mind NASDAQ: EGLT 1

Forward-Looking Statements 2 Statements included that are not historical in nature are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current expectations, and are subject to known and unknown uncertainties and risks. Actual results could differ materially from those discussed due to a number of factors, including, but not limited to: the success of integrating recent acquisitions; our ability to obtain regulatory approval of our product candidates; our ability to successfully commercialize SPRIX® and OXAYDO™; competitive factors; general market conditions; and other risk factors described in Egalet's filings with the United States Securities and Exchange Commission. Egalet assumes no obligation to update or revise any forward-looking statements contained in this presentation whether as a result of new information or future events, except as may be required by law. Please refer to oxaydo.com and sprix.com for full prescribing information.

The Egalet Model 3 SPRIX® Opioid-strength NSAID for short-term pain OXAYDO™ First and only IR oxycodone designed to discourage abuse associated with snorting Late-Stage Pipeline Egalet-001 Egalet-002 Guardian™ Technology proprietary physical and chemical abuse-deterrent technology

# Hydrocodone Rescheduling & Emergence of ADF Opioids Illustrates Government & Industry Focus on Combating Opioid Abuse Epidemic

**Key Government Actions**

- **2013:** FDA publishes draft guidance on evaluation and labeling of abuse-deterrent opioids. FDA has yet to require ADF properties for all opioids
- **Aug. 2014:** DEA published final rule hydrocodone to CII with rationale to combat prescription drug abuse (effective Oct 2014)
- **2014:** MA first state to require insurance companies to cover ADF opioids at same level as other opioids (effective Oct 2015)
- **April 2015: Final FDA Guidance**

2010 — 2011 — 2012 — 2013 — 2014 — 2015

**ADF Launches**

- **2010 ER ADF #1: OxyContin (Purdue) replaced non-ADF oxy**
- **2013:** FDA approved ADF OxyContin (#1) and barred all generics without ADF
- **Jul. 2014 ER ADF #2** Targiniq (Purdue) approved
- **Oct. 2014 ER ADF #3** Embeda (Pfizer)
- **Nov. 2014 ER ADF #4** Hysingla ER (Purdue)
- **2015:** Purdue shares commercial insurance study findings at AAPM, showing 29% reduction in rates of diagnosed opioid abuse, addiction, and poisoning in the first year following introduction of reformulation of OxyContin (#1)

ADF = abuse deterrent formulation; IR= Immediate Release; ER = Extended release

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© Copyright 2015. Egalet Corporations

Egalet

Robust Pipeline 5 Ph 1 Ph 2 Pivotal Approved SPRIX® (ketorolac tromethamine) Nasal Spray Short-term pain Approved OXAYDO™ (IR oxycodone HCl, USP) Tablets for oral use only – CII Acute and chronic pain Egalet-001, AD, ER morphine Chronic pain Egalet-002, AD, ER oxycodone Chronic pain S-718632, AD ER Hydrocodone In partnership with Shionogi Late-Stage Early-Stage Marketed

Canada, Europe & ROW Canada, Europe & ROW 15 and 30 mg, Canada, Europe & ROW Canada, Europe & ROW Large Market Opportunities and Areas to Grow 6 SPRIX® Nasal Spray Short-term pain OXAYDO™ Acute and chronic pain Egalet-001, AD, ER morphine Chronic pain Egalet-002, AD, ER oxycodone Chronic pain Applications of Guardian™ Technology (Stimulants, CNS, etc.) ~52.3 M IR OxyTRx 15.4 M ER Opioids 1.5 M Ketorolac TRx 97 MSAO

Significant Progress Since Beginning of the Year 7 Commercial growth Acquired SPRIX® Nasal Spray and licensed OXAYDO™ both FDA approved Built commercial organization and deployed sales force Completed clinical development program for Egalet-001 to support Q4 NDA filing Supportive feedback from FDA re: BE path Positive top-line results from 15, 30 and 60 mg BE studies Announced positive top-line results from oral and intranasal HAL study Category 1 & Category 3 studies support AD characteristics of Egalet-002 Secured financing Earned $10 million milestone payment from Shionogi Closed $61 million offering of convertible senior notes due 2020

Launched Dedicated Sales Organization 8 Experienced commercial mgmt Hired RBDs & Territory Managers Top volume markets based on short acting opioids, oxycodone IR and branded ER-LA opioids Targeting 7k high decile opioid HCPs Focused on ensuring access for patients & HCPS Performance-based incentives

SPRIX® Nasal Spray for moderate to moderately severe pain* 9 *Market exclusivity until 2018 First and only NSAID Nasal Spray Potent NSAID: opioid-level pain relief High awareness of ketorolac among pain med prescribing HCPs Distributed through SPRIX Direct

SPRIX® Market Opportunity 10 1.5 M Ketorolac TRxs 97 M TRxs Short-acting analgesics Growth opportunity based on comfort with API Grow with efficacy profile: opioid-level analgesia SPRIX 2% (29k) Oral & IM 98% Ketorolac 1.5% All Other Forms 98%

High-decile healthcare providers prescribing pain medications 45% of high prescribing physicians prescribe ketorolac Physician Targets Already Prescribing Ketorolac Products 11 SPRIX Prescribers Oral ketorolac Other

Comprehensive Approach to Introducing SPRIX to HCPs 12 Current SPRIX prescribers ~7k high decile HCPs Specialty pharmacy education Calls, emails Sales force promotion

13 Developing Patient and Physician Educational Materials

OXAYDO™ (oxycodone HCl, USP) 5 mg and 7.5 mg for acute and chronic moderate to severe pain where an opioid analgesic is appropriate * 14 *Market exclusivity until 2022 First and only immediate-release oxycodone designed to discourage abuse associated with snorting

OXAYDO Discourages the Most Common Route of Abuse—Snorting 15 Data were obtained from the Addiction Severity Index – Multimedia Version (ASI-MV), a standardized computer, self-administered assessment that is part of the clinical flow for treatment planning and triage around substance abuse problems and associated areas of Iife-functioning. The ASI-MV includes product-specific questions about the past 30-day abuse of prescription medications. Data were derived from a sentinel, high-risk population of individuals being evaluated for substance abuse problems. Data for the study period included a total of 191,354 assessments collected from 637 sites located in 37 states. Subjects were able to acknowledge more than one route of abuse, which is why the percentages displayed do not add up to 100%. *Data were collected from January 2009 to September 2011. Reported Routes of Abuse for Oxycodone IR * 61% 47% 35% 5% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% Snorting Oral Injection Smoking Patients (%) 30% 5% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% OXECTA subjects IR oxycondone subjects OXAYDO after crushed (2 ´ 7.5 mg) IR oxycodone crushed (3 ´ .5 mg) PERCENTAGE OF SUBJECTS THAT WOULD NOT TAKE THE DRUG AGAIN WHEN CRUSHED AND SNORTED OXAYDO subjects

Large Market Opportunity for OXAYDO™ 20-30% of opioids prescribed for chronic pain are being misused2 Strong need for products with abuse discouraging formulations IMS NPA Audit, 2013 Pain, April Issue 254M Opioid Prescriptions1 238M IR 15M ER 238M IR Opioid Prescriptions1 128M Hydrocodone 52M Oxycodone1 (includes IR and IR/APAP) 36M Oxy/APAP 17M Oxy Alone Of those on IR opioids

Increase Awareness of OXAYDO & Drive Utilization Through Comprehensive, Multi-Channel Approach Education Sales Force Non-Personal Promotion Branded TRx Goal: Establish OXAYDO as the AD IR oxycodone choice for pain care specialists Segmentation Payer Mix AD prescribing AD attitude

Manufacturing Process Drives Differentiation with Guardian™ Technology Proprietary Guardian™ Technology provides AD features First to combine injection molding w/ pharmaceutical production Established and well-characterized process Know-how creates barriers to entry Drives key product attributes 18

Egalet-001, Abuse-Deterrent, Extended-Release Morphine* *for the management of pain severe enough to require daily, around-the-clock opioid treatment and for which alternative treatments are inadequate 19 Extremely hard; resistant to injection, crushing, chewing, grinding, smoking Hard matrix Addresses abuse primarily via injection Pivotal 60 mg BE completed NDA submission Q4 7.1 M morphine prescriptions Most prescribed ER opioid

Demonstrated BE of Egalet-001 to MS Contin at 15, 30 & 60 mg

Study	Cmax EG-001	Cmax MS Contin	Cmax Ratio EG-001/ MS Contin	[90% CI]	AUC (0-∞) EG-001	AUC (0-∞) MS Contin	AUC (0-∞) Ratio EG-001/ MS Contin	[90% CI]
EG-001 2 x 15 mg vs. MS Contin 1 x 30 mg (n=63)	10.2	11.6	88.0	[83.9 – 92.4]	113.3	115.1	98.4	[96.1 – 100.8]
EG-001 30 mg vs. MS Contin 30 mg (n=63)	11.4	11.6	98.6	[93.9 – 103.6]	113.2	115.1	98.3	[96.0 – 100.7]
EG-001 60 mg vs. MS Contin 60 mg (n=60)	20.2	21.2	95.4	[89.4 – 101.7]	188.0	192.2	97.8	[95.1 – 100.6]

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Egalet

AD Data Shows Lower Abuse Potential of Egalet-001 MS Contin Egalet-001 21 Category 1: Assess physical/chemical manipulation Category 3: Clinical human abuse liability (HAL) studies (maximal manipulation) Oral HAL Study Intranasal HAL Study Drug liking (Emax; primary endpoint) p < 0.007 p < 0.001 Abuse Quotient (Cmax/Tmax) 45.9 manipulated MS Contin 6.4 manipulated Egalet-001 37.2 manipulated MS Contin 9.2 manipulated Egalet-001 2.3 manipulated Egalet-001 (filtered/small particle sizes) 5.5 intact oral Egalet-001

Egalet-002, Abuse-Deterrent, Extended-Release Oxycodone *for the management of pain severe enough to require daily, around-the-clock opioid treatment and for which alternative treatments are inadequate 22 Pivotal Ph 3 program started NDA submission mid-17 Extremely hard and resistant to crushing, grinding, chewing, snorting, smoking and injection Hard matrix with a shell Addresses products abused primarily via crushing & snorting Oxycodone is highest selling ER opioid; $2.5B in sales in 2013

# Egalet-002 Shown to Have Stronger AD Characteristics Then OxyContin

**Category 1:** assess physical/chemical manipulation of Eg-002 vs. OxyContin

- Independent lab used 11 instruments in single step part and 32 combinations of manipulations in multi-step procedures
- 13 percent snortable of Egalet-002 compared to 74 percent of OxyContin
- Egalet-002 gelling occurred with all water-based solvents, indicating not injectable

**Egalet assessment**


Intact
Coffee mill undamaged
NOT snortable
Snortable
OxyContin
Coffee mill lid broken
NOT snortable
Snortable
Egalet-002

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© Copyright 2015. Egalet Corporation

Financial Snapshot Q1:15 burn ~$15 million Anticipate quarterly cash burn to increase due to expected: Egalet-002 Phase 3 program costs Sales force deployment 24 $53.9 million cash (as of 3/31/15) $61 million convertible debt offering $15 million Hercules debt financing $10 million from Shionogi milestone OXAYDO™ and SPRIX® revenues

# Achieved Significant Milestones and More to Come

| | | | |
|---|---|---|---|
| ✓ | Q1:15 | Initiate pivotal 60 mg BE study | Egalet-001 |
| ✓ | Q1:15 | Complete Category 3 oral HAL AD study | Egalet-001 |
| ✓ | Q1:15 | Initiate promotional activities | SPRIX® |
| ✓ | Q2:15 | Initiate pivotal Phase 3 program | Egalet-002 |
| ✓ | Q2:15 | Complete Category 3 intranasal abuse deterrent study | Egalet-001 |
| ✓ | Q2:15 | Complete Category 3 oral HAL abuse-deterrent study | Egalet-002 |
| ✓ | Q2:15 | Sales force deployment | SPRIX |
| ✓ | Q2:15 | Complete 60 mg pivotal BE study | Egalet-001 |
| • | Q3:15 | Promotional sales launch | OXAYDO™ |
| • | Q4:15 | Submit NDA | Egalet-001 |
| • | H2:16 | PDUFA | Egalet-001 |
| • | Mid:17 | Submit NDA | Egalet-002 |

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© Copyright 2015. Egalet Corporation

Egalet

Robust Pipeline, Sustainable Business Model 26 Ph 1 Ph 2 Pivotal Approved SPRIX® (ketorolac tromethamine) Nasal Spray Short-term pain Approved OXAYDO™ (IR oxycodone HCl, USP) Tablets for oral use only – CII Acute and chronic pain Egalet-001, AD, ER morphine Chronic pain Egalet-002, AD, ER oxycodone Chronic pain S-718632, AD ER Hydrocodone In partnership with Shionogi Late-Stage Early-Stage Marketed

Delivering pain relief with peace of mind 27